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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  August 19, 1997
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                        AMCAST INDUSTRIAL CORPORATION
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            (Exact name of registrant as specified in its charter)

           OHIO                        1-9967                   31-0258080
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(State or other jurisdiction   (Commission File Number)        (I.R.S. Employer
     of Incorporation)                                         Identification
                                                                   Number)

7887 Washington Village Drive, Dayton, Ohio                        45459
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(Address of principal execution offices)                         (zip code)

Registrant's telephone number, including area code  (937) 291-7000
                                                    --------------

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            (Former name or address, if changed since last report)

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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.
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     A Share Purchase Agreement (the "Agreement") was entered into on July 21,
1997 among Amcast Industrial Corporation, as purchaser ("Amcast"), and Speedline International Holding B.V., a Netherlands corporation, Gerance S.A., a Swiss corporation, San Marco Finanziaria S.p.A., an Italian corporation, Antonio Zacchello, Giancarlo Zacchello, Gianni Zacchello, Franco Zacchello and Graziella Zacchello, as sellers (the "Sellers"). Sellers owned all of the outstanding shares of capital stock of Speedline S.p.A., ("Speedline"). Pursuant to the Agreement, Amcast, indirectly through its wholly-owned subsidiaries, acquired from Sellers on August 19, 1997 all of the outstanding capital stock of Speedline (the "Speedline Shares").

     Speedline and its subsidiaries (Speedcast B.V., a Netherlands corporation; Speedline Alumina S.p.A., an Italian corporation; Speedline Engineering S.p.A., an Italian corporation; Speedline Competition S.r.l., an Italian corporation, Autolambro S.r.l., an Italian corporation; Alustampi S.r.l., an Italian corporation, Speedline UK Limited, an English corporation, Speedline France S.a.r.l., a French corporation; and SL Wheels, Inc., a Michigan corporation) are engaged in the business of designing, manufacturing, and marketing aluminum, magnesium and alloy wheels and hubcaps and other products for the automotive industry. Speedline and such listed subsidiaries are herein referred to as the Acquired Companies. Amcast intends to continue the businesses of the Acquired Companies.

     The purchase price paid or payable to Sellers for the Speedline Shares in U.S. $69.0 million (the "Purchase Price"), subject to adjustment based on the net worth of the Acquired Companies as of August 19, 1997 (the "Closing Date") and the amount of indebtedness existing as of the Closing Date, all as shown on the audited closing statement prepared in accordance with Section 2.4 of the Agreement. The Purchase Price consists of the following payments (ii) U.S. $48.5 million paid on the Closing Date; (ii) delivery of 478,240 common shares of Amcast having a value of U.S. $12.5 million (calculated on the basis of the average closing price per share of the common shares of Amcast on the New York Stock Exchange for the 20-day trading period ended July 25, 1997); (iii) U.S. $4.0 million, together with interest from the Closing Date, payable on May 19, 1998; and (iv) an additional U.S. $4.0 million, payable on December 31, 1999, together with interest, provided that the Acquired Companies' financial performance for the 12-month period ending December 31, 1997 meets certain criteria specified in the Agreement.

     In connection with the purchase, Amcast entered into a Credit Agreement, dated August 14, 1997, with Keybank National Association, (the "Credit Agreement"). The Credit Agreement provides for up to a maximum of $200 million in revolving credit loans during the commitment period ending August 14, 2002, subject to the Bank's right to reduce or terminate the commitment period as provided in the Credit Agreement. On August 15, 1997, Amcast borrowed approximately $50.0 million under the Credit Agreement as a source of funds for the purchase of the Acquired Companies.

     The Agreement and the Credit Agreement are filed as Exhibits to this Report on Form 8-K and reference is made to such Exhibits for additional information. There is no material relationship between Sellers and Amcast or any affiliate, director or officer of Amcast or any associate of any director or officer of Amcast.

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ITEM 7. FINANCIAL STATEMENTS
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     Financial statements and Pro Forma Financial Information. Amcast intends to file as an amendment to this Report as soon as practicable, but no later than November 3, 1997, the following audited financial statements and related notes thereto and pro forma financial information:

(A) Audited financial statements: Acquired Companies

     (1) Consolidated Balance Sheets of the Acquired Companies as of December 31, 1996 and 1995.

     (2) Consolidated Statements of Income of the Acquired Companies for the years ended December 31, 1996, 1995, and 1994.

     (3) Consolidated Statements of Cash Flows of the Acquired Companies for the years ended December 31, 1996, 1995 and 1994.

(B) Unaudited Pro forma financial information: Amcast Industrial Corporation

     (1) Pro Forma Condensed Consolidated Balance Sheet at June 1, 1997.

     (2) Pro Forma Condensed Consolidated Statements of Income for the nine-month period ended June 1, 1997.

     (3) Pro Forma Condensed Consolidated Statements of Income for the year ended August 31, 1996.

     (4) Notes to the Pro Forma Condensed Consolidated Financial Statements.

(C) Index to Exhibits.

     (1) Share Purchase Agreement between Amcast Industrial Corporation and the Sellers of the Speedline Shares, dated July 21, 1997.

     (2) Credit Agreement between Amcast Industrial Corporation and Keybank National Association, dated August 14, 1997.
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                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                            Amcast Industrial Corporation

                                            By /s/ Douglas D. Watts
                                               --------------------------------
                                               Douglas D. Watts
                                               Vice President, Finance

Dated: September 3, 1997